Exhibit 99.1

Contact:

Tim Christoffersen

Chief Financial Officer

Monolithic Power Systems, Inc.

408 357 6777

Monolithic Power Systems Reports First-

Quarter 2005 Financial Results

LOS GATOS, Calif., April 28, 2005 – Monolithic Power Systems, Inc. (MPS) (Nasdaq: MPWR), a fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced its financial results for the first quarter ended March 31, 2005.

Financial highlights for the first quarter included:

•	Net revenues of $14.6 million, up 115.4% from $6.8 million for the same quarter of 2004

•	Gross margin of 62.2%, up from 51.8% for the same quarter of 2004

•	GAAP operating expenses of $11.3 million

•	Non-GAAP operating expenses of $9.7 million or 66.3% of net revenues, including $5.2 million of R&D and SG&A and $4.5 million of patent litigation costs

•	GAAP net loss of $1.4 million, or ($0.05) per diluted share, compared with GAAP net loss of $3.2 million, or ($0.50) per diluted share, for the same quarter of 2004

•	Non-GAAP net income(1), excluding stock-based compensation expense, of $310,000, or $0.01 per share

“Our net revenues exceeded our expectations for the first quarter,” said MPS Chief Executive Officer Michael Hsing. “Our revenues increased 115% from the first quarter last year.    Revenue growth came from all our product lines with strong customer demand across our entire target markets.

“Our gross margins increased to 62.2% from 51.8% in last year’s first quarter due to revenue growth across all of our product families.    During the quarter, we increased our sales coverage across all geographies around the world, as well as starting marketing programs to drive our products into a broader customer base.”

The Company also announced that its Chief Financial Officer, Tim Christoffersen, will retire later this year. The Company has commenced an active search process for his replacement, and Mr. Christoffersen has agreed to continue serving as CFO until a new CFO has been hired and to assist thereafter with an orderly transition.

Conference Call

MPS plans to conduct a management teleconference covering first-quarter results at 2:00 p.m. PDT / 5:00 p.m. EDT today, April 28, 2005. Dial-in number: 719-457-2679, code number 6194932. The call will be webcast live and archived for all investors for one year on the MPS

(1)	Non-GAAP net income differs from net income determined according to GAAP (Generally Accepted Accounting Principles in the United States). A schedule reconciling these amounts is included in this news release. MPS’ non-GAAP net income differs from GAAP net loss in that MPS’ non-GAAP figure excludes stock-based compensation expense. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures in assessing what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures together with GAAP provides investors supplemental information and an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures together with GAAP measures provides the investor with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP measures utilized by MPS.

website at http://www.monolithicpower.com/cmp_02_inv_rel.htm. This press release and any other information related to the call will also be posted on the website at that location. In addition, a phone replay of the call will be available for seven days at 719-457-0820, code number 6194932.

About MPS

Monolithic Power Systems, Inc. (MPS) designs, develops and markets proprietary, advanced analog and mixed-signal semiconductors for large and high-growth markets. The company’s integrated circuits (ICs) are used in a variety of electronic products, such as notebook computers, flat panel displays, cellular handsets, digital cameras, wireless local area network (LAN) access points, home entertainment systems and personal digital assistants (PDAs). MPS utilizes a fabless business model, manufacturing its ICs through foundry partners that employ the company’s proprietary process technology. MPS is based in Los Gatos, California, and through MPS International maintains international sales offices in Taiwan, China and Korea.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding, among other things, potential growth of the markets into which we sell our products. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including the potential impact on customers of the effects of litigation in which the company is involved, risks associated with our continued development and expansion of our business, acceptance of, or demand for, our products being lower than expected, and, based on our limited operating history, difficulty in predicting or budgeting for future expenses and financial contingencies.

Other risk factors are listed in MPS’ SEC filings, including but not limited to the final prospectus for its initial public offering of common stock filed November 19, 2004.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. Any statements by persons outside of MPS speculating on the progress of the quarter, or other aspects of MPS’ business, are not based on internal MPS information and should be assessed accordingly by investors.

MPS, Monolithic Power Systems, and the MPS logo are among the trademarks of Monolithic Power Systems, Inc. in the U.S. and certain other countries.    All other trademarks mentioned in this document are the property of their respective owners.

Financial Statements Attached

Monolithic Power Systems, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	audited	unaudited
	31-Dec-04	31-Mar-05
ASSETS
Current assets:
Cash and cash equivalents	$32,018	$33,015
Investments	17,000	16,614
Accounts receivable, net	3,996	4,126
Inventories	5,398	6,484
Deferred income tax asset - current	807	1,356
Prepaid and other current assets	1,116	925

Total current assets	60,335	62,520
Property and equipment, net	4,180	4,563
Deferred income tax asset - long term	658	658
Other assets	134	151
Restricted assets	6,641	6,669

Total assets	$71,948	$74,561

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,397	$4,760
Accrued compensation and related benefits	1,518	1,926
Accrued income tax payable	374	158
Accrued liabilities	2,996	3,623

Total current liabilities	8,285	10,467
Deferred rent	161	208

Shareholders’ equity:
Common stock, no par value	93,527	93,351
Deferred stock compensation	(9,180)	(7,164)
Notes receivable from stockholders	(398)	(398)
Accumulated other comprehensive income	243	209
Accumulated deficit	(20,690)	(22,112)

Total shareholders’ equity	63,502	63,886

Total liabilities and shareholders’ equity	$71,948	$74,561

Monolithic Power Systems, Inc.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	unaudited	unaudited
	Q1 2004	Q1 2005
Revenues	$6,795	$14,637
Cost of revenues:
Product cost	3,065	5,417
Stock-based compensation	208	118

Total cost of revenues	3,273	5,535

Gross profit	3,522	9,102
Gross profit %	51.8%	62.2%
Operating expenses:
Research and development (excluding stock based compensation)	1,364	2,404

Selling, General and administrative (excluding stock based compensation)	1,531	2,803
Patent litigation	601	4,498
Stock-based compensation	2,950	1,611

Total operating expenses	6,446	11,316

Loss from operations	(2,924)	(2,214)
Other income (expense):
Interest and other income	26	355
Interest and other expense	(1)	(24)

Total other income, net	25	331

Net loss before income taxes	(2,899)	(1,883)

Income tax benefit	—	(461)

Net Loss	(2,899)	(1,422)

Accretion of redeemable convertible preferred stock	335	—

Net loss attributable to common stockholders	$(3,234)	$(1,422)

Basic net loss per common share	$(0.50)	$(0.05)
Diluted net loss per common share	$(0.50)	$(0.05)
Shares used in basic net loss per common share	6,482	27,537
Shares used in diluted net loss per common share	6,482	27,537

Monolithic Power Systems, Inc.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Q1 2004	Q1 2005
Revenues	$6,960	$14,640
Cost of revenues:
Product cost	3,065	5,417
Stock-based compensation

Total cost of revenues	3,065	5,417

Gross profit	3,896	9,223
Gross profit %	56.0%	63.0%
Operating expenses:

Research and development (excluding stock based compensation)	1,364	2,404
Selling, General and administrative (excluding stock based compensation)	1,531	2,803
Patent litigation	601	4,498
Stock-based compensation

Total operating expenses	3,496	9,705

Income (Loss) from operations	399	(482)
Other income (expense):
Interest and other income	26	355
Interest and other expense	(1)	(24)

Total other income, net	25	331

Net Income (loss) before income taxes	424	(151)

Income tax benefit	—	(461)

Net Income	424	310

Accretion of redeemable convertible preferred stock	335	—

Net income attributable to common stockholders	$89	$310

Basic net income per common share	$0.01	$0.01
Diluted net income per common share	$0.00	$0.01
Shares used in basic net income per common share	6,482	27,537
Shares used in diluted net income per common share	21,938	30,811

Monolithic Power Systems, Inc.

NON-GAAP AND GAAP RECONCILATIONS

(unaudited)

(in thousands)

	Q1 2004	Q1 2005
Net loss - GAAP basis	$(2,899)	$(1,422)

Non-GAAP Adjustments for Stock Comp
Contra Revenues	165	3
Cost of Revenues	208	118
Operating Expenses	2,950	1,611
Tax effect to items	—	—

Net income - Non-GAAP	$424	$310